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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 30, 2003, relating to the financial statements of Maslonka & Associates, Inc. as of December 31, 2002 and for the year then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
January 22, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS